EXHIBIT (99)
News Release
Investor Contact: Linda McLaren
(972) 946-5454
Investor_Relations@voughtaircraft.com
Media Contact: Lynne Warne
(972) 946-3350
warnely@voughtaircraft.com
Vought Reports Second Quarter 2005 Financial Results
     DALLAS, AUG. 9, 2005 — Vought Aircraft Industries, Inc. today reported financial results for its second quarter ending June 26, 2005.
     Net sales for the second quarter of 2005 were $357.0 million, an increase of 21 percent compared to $294.2 million in the same period a year ago. The increase in net sales is primarily due to increased delivery rates on commercial and military programs. The net loss for the second quarter of 2005 was $109.1 million, compared to a net loss of $14.8 million for the same period last year. The net loss in the second quarter 2005 resulted primarily from increases in disruption and other transition costs associated with the ongoing process of facility consolidation and from our continuing investment in the Boeing 787 program. Adjusted EBITDA, as defined by our senior secured credit agreement, for the second quarter 2005 was $42.9 million, compared to $44.0 million for the same period last year.
     For the first six months of 2005, net sales were $626.8 million, an increase of 6 percent compared to $589.1 million in the same six-month period a year ago. The increase in net sales is primarily due to increased delivery rates on commercial programs, partially offset by lower C-17 revenues. The net loss for the first six months of 2005 was $158.9 million, compared to a net loss of $38.5 million for the same period last year. The higher net loss in 2005 resulted primarily from increases in disruption and other transition costs associated with the ongoing process of facility consolidation and from our continuing investment in the Boeing 787 program. Adjusted EBITDA for the first half of 2005 was $91.8 million, compared to $71.2 million for the same period last year.
     “Vought continues to focus on efforts to enhance our long-term competitiveness. We are in the process of implementing recovery plans in order to reduce the cost associated with remaining consolidation and other transition activities. In addition, today we are announcing a comprehensive cost reduction initiative aimed at producing another $50 million in annualized cost savings beyond those savings assumed in the site consolidation program” said Vought’s Chairman, President and Chief Executive Officer Tom Risley. “We remain committed to capturing significant savings from our consolidation efforts, although the timing to realize those savings will be deferred due to the delay of the Nashville closure. By following through on our additional cost-saving measures and delivering high-quality products — on time — to our customers, Vought will be on a well-defined path toward profitability in 2007.”

     EBITDA and Adjusted EBITDA as presented in this press release are supplemental measures of our performance and Adjusted EBITDA is a supplemental measure of our ability to satisfy our debt covenants. Neither of these measures are required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. The senior secured credit agreement signed in December 2004 contains maintenance ratios and other financial covenants that are based on the calculation of Adjusted EBITDA. We believe it is necessary to present Adjusted EBITDA to enable investors to assess our compliance with covenants under our credit agreement.
     Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components for prime manufacturers of aircraft. Vought has annual sales in excess of $1.2 billion and more than 6,000 employees in seven U.S. locations.

     This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. Vought’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the airline industry, the level of new commercial aircraft orders, production rates for commercial and military aircraft, the level of defense spending, competitive pricing pressures, manufacturing inefficiencies, start-up costs and possible overruns on new contracts, technology and product development risks and uncertainties, availability of materials and components from suppliers and other factors beyond the company’s control.

Vought Aircraft Industries, Inc.
Consolidated Statements of Operations
($ in millions)
(Unaudited)

	For the Three Months		For the Six Months
	Ended		Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004	2005	2004
Net sales	$357.0	$294.2	$626.8	$589.1
Costs and expenses
Cost of sales	369.8	236.5	610.4	483.2
Selling, general and administrative expenses	77.8	63.0	145.3	125.7
Asset Impairment	5.9	0.0	5.9	0.0

Total costs and expenses	453.5	299.5	761.6	608.9

Operating income (loss)	(96.5)	(5.3)	(134.8)	(19.8)
Other income (expense)
Other loss	(0.8)	—	(0.9)	—
Interest income	0.9	0.6	1.6	1.1
Interest expense	(12.7)	(10.1)	(24.8)	(19.8)

Loss before income taxes	(109.1)	(14.8)	(158.9)	(38.5)
Income taxes	—	—	—	—

Net income (loss)	$(109.1)	$(14.8)	$(158.9)	$(38.5)

Vought Aircraft Industries, Inc.

Condensed Consolidated Statements of Adjusted EBITDA

($ in Millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004	2005	2004

Net Income (loss)	(109.1)	$(14.8)	(158.9)	$(38.5)
Plus:
Interest, net	11.8	9.5	23.2	18.7
Depreciation and amortization	17.5	24.5	35.2	42.1

EBITDA	(79.8)	19.2	(100.5)	22.3

Adjusted EBITDA
Plus:
Unusual charges – Plant consolidation and other merger & integration expenses	80.5	12.9	123.1	17.9
Asset impairment	5.9	—	5.9	—
Loss on disposal of property, plant and equipment	3.8	—	4.3	1.5
Pension & OPEB curtailment	0.7	(0.2)	1.7	11.9
Non-recurring investment in Boeing 787	16.2	9.0	26.1	9.0
Non-cash expense related to FAS 87 & FAS 106	15.0	—	30.0	—
Management fees & expenses	0.5	—	1.0	—
Amortization of learning inventory	—	0.6	—	1.3
Amortization of stepped up inventory	0.1	2.5	0.2	7.3

Total Adjusted EBITDA	$42.9	$44.0	$91.8	$71.2

Vought Aircraft Industries, Inc.

Reconciliation of Adjusted EBITDA to Net Cash

($ in Millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004	2005	2004

Adjusted EBITDA (unaudited)	$42.9	$44.0	$91.8	$71.2
Less:
Unusual items	81.0	9.0	124.1	15.5
Non-cash expense	25.5	6.8	42.1	24.4
Non-recurring investment in Boeing 787	16.2	9.0	26.1	9.0

EBITDA (unaudited)	(79.8)	19.2	(100.5)	22.3
Less:
Interest expense and other, net	11.8	9.5	23.2	18.7
Depreciation and amortization	17.5	24.5	35.2	42.1

Net income (loss)	$(109.1)	$(14.8)	$(158.9)	$(38.5)
Plus:
Depreciation and amortization	17.5	24.5	35.2	42.1
Asset impairment	5.9	—	5.9	—
Amortization of debt issuance costs and other	0.7	0.6	1.6	1.5
Loss on disposition of property, plant and equipment	3.8	—	4.3	1.5
Change in operating assets and liabilities:
Accounts receivable	(16.3)	(5.5)	(9.5)	(4.7)
Inventories	17.8	1.8	(32.7)	(12.2)
Other current assets	1.7	2.1	1.3	0.7
Accounts payable	16.3	(3.3)	(5.0)	22.4
Accrued payroll and employee benefits	(0.7)	0.6	(4.6)	(6.0)
Accrued & other liabilities	8.5	14.7	(0.6)	(1.4)
Accrued contract liabilities	(7.3)	(97.3)	98.0	1.4
Other assets and liabilities — long term	20.3	40.6	40.9	66.8

Net cash provided by (used in) operating activities	$(40.9)	$(36.0)	$(24.1)	$73.6

Capital expenditures	(40.4)	(7.7)	(46.7)	(16.3)
Net cash used in investing activities	$(40.4)	$(7.7)	$(46.7)	$(16.3)

Net cash used in financing activities	$(1.2)	$(0.8)	$(1.4)	$(1.1)

Vought Aircraft Industries, Inc.
Consolidated Balance Sheets
($ in millions) (unaudited)

	June 26,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	56.7	$128.9
Accounts receivable	132.7	123.2
Inventories	312.0	279.3
Other current assets	5.9	7.2

Total current assets	507.3	538.6
Property, plant and equipment, net	414.4	407.7
Goodwill, net	527.7	527.7
Identifiable intangible assets, net	86.1	91.5
Debt origination costs, net and other assets	23.7	23.5

Total assets	$1,559.2	$1,589.0

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$95.7	$100.7
Accrued and other liabilities	78.9	90.0
Accrued payroll and employee benefits	46.8	51.4
Accrued post-employment benefits-current	57.3	57.3
Accrued pension-current	37.7	27.2
Current portion of long-term debt	4.0	4.0
Capital lease obligation	0.9	0.9
Accrued contract liabilities	240.0	142.0

Total current liabilities	561.3	473.5
Long-term liabilities:
Accrued post employment benefits	492.1	486.9
Accrued pension	439.1	420.7
Long-term bank debt	420.0	421.0
Long-term bond debt	270.0	270.0
Long-term capital lease obligation	1.5	2.0
Other non-current liabilities	88.5	69.4

Total liabilities	2,272.5	2,143.5
Stockholders’ equity (deficit):
Common stock, par value $.01; 50,000,000 shares authorized, 25,027,152 and 25,012,052 issued and outstanding in 2005 and 2004, respectively	0.3	0.3
Additional paid-in capital	418.1	418.0
Shares held in rabbi trust and CMG escrow	(1.9)	(1.9)
Stockholders’ loans	(2.3)	(2.3)
Accumulated deficit	(533.3)	(374.4)
Accumulated other comprehensive loss	(594.2)	(594.2)

Total stockholders’ equity (deficit)	(713.3)	$(554.5)

Total liabilities and stockholders’ equity (deficit)	$1,559.2	$1,589.0